                                                                    EXHIBIT 4(F)

                      SECOND AMENDMENT TO NOTE AGREEMENT
                      ----------------------------------

     Reference is hereby made to the Note Agreement dated as of February 15, 1997, as amended pursuant to a Waiver dated as of April 29, 1997 and a First Amendment to Note Agreement dated January 23, 1998 (together, the "Original Agreement"), and as amended hereby (the "Agreement"), among Material Sciences Corporation (the "Company"), Principal Mutual Life Insurance Company ("Principal"), Great-West Life & Annuity Insurance Company ("GWLA"), The Great-West Life Assurance Company ("GWLAC"), Nationwide Life Insurance Company ("Nationwide"), Nationwide Life and Annuity Insurance Company ("NLAIC") and West Coast Life Insurance Company (Principal, GWLA, GWLAC, Nationwide NLAIC and West Coast Life together, the "Purchasers"). This Second Amendment to the Original Agreement is hereinafter referred to as the "Second Amendment."

     WHEREAS, the Company intends to issue $5,000,000 aggregate principal amount Series A Senior Notes due May 31, 2003 and $56,600,000 aggregate principal amount Series B Senior Notes, due May 31, 2010 (collectively, the "1998 Notes"); and

     WHEREAS, in connection with the issuance of the 1998 Notes, the Company and the Purchasers have negotiated certain covenants which they wish to incorporate into the Original Agreement;

     IT IS THEREFORE AGREED THAT:

1.   Definitions.
     -----------

     (a) All defined terms used herein shall have the meanings assigned to such terms in the Original Agreement except as noted herein.

     (b) Section 5.1 of the Original Agreement shall be amended by adding thereto the following definition:

     Permitted Guaranties - (i) Guaranties of the Notes, (ii) Guaranties of the Company's Series A and Series B Notes dated February 27, 1998, (iii) Guaranties in favor of the Company's bank lenders and (iv) Guaranties of other Indebtedness with respect to which the Company is the primary obligor, provided that, with respect to clauses (iii) and (iv), the requirements of Section 6.11 are met.

2.   Amendments.
     ----------

          (a)  The Original Agreement is amended by deleting therefrom paragraph
(l) of Section 7.4 and inserting in lieu thereof the following:

________________________

/1/   Nationwide is the owner of the Notes that were originally to be issued to
West Coast.

          "(l)      Liens not permitted by paragraphs (a) through (k)
          above to secure Indebtedness; provided that at the time of incurrence of such Indebtedness, (i) the aggregate amount of Indebtedness secured by such Liens permitted by this Section 7.4(l) plus (ii) the aggregate amount (calculated without duplication) of outstanding Indebtedness of Restricted Subsidiaries permitted under clause (iii) of Section 7.13 does not exceed 15% of Consolidated Adjusted Total Capitalization and (iii) such Indebtedness could be incurred pursuant to Sections 7.2 and 7.3 hereof."

     (b) The Original Agreement is amended by adding thereto the following new Section 7.13:

          "SECTION 7.13 SUBSIDIARY INDEBTEDNESS. The Company shall not permit
                        -----------------------
     its Restricted Subsidiaries to create, assume, guarantee or otherwise incur Indebtedness, other than (i) Indebtedness owed to the Company or another Wholly-Owned Restricted Subsidiary, (ii) Permitted Guaranties and (iii) additional Indebtedness, provided that the aggregate amount (calculated without duplication) of outstanding Indebtedness of Restricted Subsidiaries permitted under this clause (iii), when added to the aggregate amount (calculated without duplication) of outstanding Indebtedness permitted under Section 7.4(l)(i), does not exceed 15% of Consolidated Adjusted Total Capitalization and provided further that any such Indebtedness could be incurred pursuant to Sections 7.2 and 7.3 hereof."

3.  Representations and Warranties.
    ------------------------------

     (a) The Company confirms that (i) except as otherwise set forth in the Schedules attached hereto, each of the representations and warranties set forth in the Original Agreement is true and correct in all material respects as of the date hereof, except that to the extent any such representation or warranty is stated to relate solely to an earlier date, the Company confirms that such representation or warranty was true and correct in all material respects as of such earlier date and (ii) no Default or Event of Default (which has not been cured pursuant to amendments made hereunder) has occurred and is continuing.

     (b) The Company represents and warrants that it has the requisite corporate power and authority to enter into this Second Amendment and to otherwise carry out the transactions contemplated by this Second Amendment.

                                                                  CONFORMED COPY
                                                                  --------------

     (c) The Company represents and warrants that this Second Amendment has been duly authorized by all necessary corporate action on the part of the Company and that this Second Amendment has been executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles regardless of whether enforcement is sought in equity or at law.

     (d) No written statement or document furnished by or on behalf of the Company in connection with this Second Amendment contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein, in light of the circumstances under which made, not misleading.

     (e) The execution, delivery and performance by the Company of this Second Amendment will not violate any provision of any law, rule, regulation or ordinance or any order, judgment, decree or ruling of any court, arbitrator, governmental authority or agency applicable to the Company and will not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien on any property of the Company under the provisions of, any charter document, by-law, loan, agreement or any other material agreement or material instrument to which it is a party or by which it or its property may be bound or affected.

4.  Counterparts.
    ------------

     This Second Amendment may be executed by the parties hereto individually, or in any combination of the parties hereto in several counterparts, all of which taken together shall constitute one and the same Second Amendment.

5.  Conditions to Effectiveness.
    ---------------------------

     The effectiveness of the Purchasers' agreement to this Second Amendment is subject to the satisfaction on or prior to the date hereof of each of the following conditions:

     (a) Delivery to the Purchasers copies of this Second Amendment executed by the Company.

     (b)  payment of fees and expenses of counsel to the Purchaser.


6.   Ratification and Acknowledgment.
     -------------------------------

     All of the representations, warranties, provisions, covenants, terms and conditions of the Original Agreement not amended herein shall remain unaltered and in full force and effect. The Original Agreement, as amended hereby, is in all respects agreed to, ratified and confirmed by the Company. The Company acknowledges and agrees that the amendments granted herein shall not be construed as establishing a course of conduct on the part of the Purchasers upon which the Company may rely at any time in the future.

7.   Reference to and Effect on the Agreement.
     ----------------------------------------

     Upon the effectiveness of this Second Amendment, each reference in the Original Agreement and in other documents describing or referencing the Original Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Original Agreement, shall mean and be a reference to the Original Agreement, as amended hereby.

                                                                  CONFORMED COPY
                                                                  --------------

Dated as of this _______ day of February, 1998.

                         MATERIAL SCIENCES CORPORATION


                         By:    /s/ James J. Waclawik, Sr.
                                --------------------------
                         Title:  Vice President, Chief Financial Officer and
                                  Secretary

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

BY:  /S/  SHABNAM B. MIGLANI
   -----------------------
   TITLE: COUNSEL

BY:  /S/  JOELLEN J. WATTS
   -----------------------
   TITLE:  COUNSEL

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

BY:  /S/ JULIE BOCK
   ----------------
   TITLE:  ASSISTANT VICE PRESIDENT

BY:  /S/ ERNIE P. FRIESEN
   ----------------------
   TITLE:  ASSISTANT VICE PRESIDENT INVESTMENTS


THE GREAT-WEST LIFE ASSURANCE COMPANY

BY:  /S/ W.J. SHARMAN
   ------------------
   TITLE:  DIRECTOR BOND INVESTMENTS

BY:  /S/ P.G. MUNRO
   ----------------
   TITLE:  EXECUTIVE V.P. AND
             CHIEF INVESTMENT OFFICER


NATIONWIDE LIFE INSURANCE COMPANY

BY:  /S/ JAMES W. PRUDEN
   ---------------------
   TITLE:  VICE PRESIDENT MUNICIPAL SECURITIES


NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

BY:  /S/ JAMES W. PRUDEN
   ---------------------
   TITLE:  VICE PRESIDENT MUNICIPAL SECURITIES

6